Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE: November 17, 2021

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL FOURTH QUARTER & FISCAL YEAR RESULTS

•H&P's North America Solutions segment exited the fourth quarter of fiscal year 2021 with 127 active rigs, up 5% during the quarter, and expects its first quarter of fiscal year 2022 North America Solutions rig count to exit between 152-157, up over 20%

•Quarterly North America Solutions operating gross margins(1) decreased $6 million to $69 million sequentially, as revenues increased by $12 million to $293 million and expenses increased by $18 million to $224 million

•Reported a fiscal fourth quarter net loss of $(0.74) per diluted share; including select items(2) of $(0.12) per diluted share

•During the quarter, the Company sold eight FlexRig® land rigs to ADNOC Drilling for $86.5 million and subsequently made a $100 million cornerstone investment into ADNOC Drilling's initial public offering

•H&P announced an upsized debt offering of $550 million of 2.90% senior notes due 2031 issued at our existing investment-grade(3) credit rating with proceeds used to subsequently redeem the previous outstanding 2025 notes

•On September 1, 2021, the Board of Directors of the Company declared a quarterly cash dividend of $0.25 per share, payable on December 1, 2021 to stockholders of record at the close of business on November 23, 2021

Helmerich & Payne, Inc. (NYSE: HP) reported a net loss of $79 million, or $(0.74) per diluted share, from operating revenues of $344 million for the quarter ended September 30, 2021, compared to a net loss of $56 million, or $(0.52) per diluted share, on revenues of $332 million for the quarter ended June 30, 2021. The net losses per diluted share for the fourth and third quarters of fiscal year 2021 include $(0.12) and $0.05 of after-tax losses and gains, respectively, comprised of select items(2). For the fourth quarter of fiscal year 2021, select items(2) were comprised of:

•$0.03 of after-tax gains pertaining to the sale of equipment
•$(0.15) of after-tax losses pertaining to a non-cash impairment for the fair market adjustments to equipment held for sale, closing costs associated with the ADNOC Drilling transactions, restructuring charges, a non-cash fair market adjustment to our equity investment and an inventory write-down

Net cash provided by operating activities was $47 million for the fourth quarter of fiscal year 2021 compared to $31 million for the third quarter of fiscal year 2021.

News Release
November 17, 2021

For fiscal year 2021, the Company reported a net loss of $326 million, or $(3.04) per diluted share, from operating revenues of $1.2 billion. The net loss per diluted share includes $(0.44) of after-tax losses comprised of select items(2). Net cash provided by operating activities was $136 million in fiscal year 2021 compared to $539 million in fiscal year 2020.

President and CEO John Lindsay commented, "As we head towards 2022 we expect that the demand for H&P's drilling solutions will continue to improve, and capital discipline, along with the help of strong commodity prices, will strengthen the industry. I am confident we are well-positioned to deliver value in this environment.
"As contemplated, rig activity increases were more measured during our fiscal fourth quarter as we realized more rig churn among customers. Regardless, we are pleased with the 5% incremental rig count increase we experienced during the quarter and are optimistic as we look ahead to the fourth calendar quarter, where we expect to see our rig count increase sequentially at a higher pace as customers begin to reset their annual capital budgets. We are already experiencing increased rig activity with 141 rigs working in North America today. That said, we believe the market will remain disciplined, but customers' budgets will be set based on the higher commodity price environment. We expect utilization of readily available rigs to remain very high and our projected increase in rig demand will be more than we can accommodate with our current active fleet, meaning we will have to reactivate more long-idled rigs to satisfy demand.
"The tightness in the supply of readily available rigs and the sizeable costs associated with rig reactivations have begun to move contract pricing upward in the market. This will likely become even more pronounced in the coming months and we expect pricing to continue to improve as rig demand picks up heading into 2022. It is my belief H&P's new commercial models and digital technology solutions will also continue to drive economic returns higher, not only for our customers, but also for ourselves.
"International activity tends to lag the U.S.; however, we expect to see activity improve in these markets in the coming quarters as well. For example, we recently signed agreements with YPF to put four rigs to work under term contracts in Argentina commencing at different dates in fiscal 2022. Additionally, our recent transactions to sell eight rigs to the Middle East's largest(4) land driller, ADNOC Drilling, and the subsequent $100 million cornerstone investment in the company's recent initial public offering, provides H&P with a unique opportunity going forward. This is just the beginning of what we look forward to being a fruitful alliance with ADNOC Drilling and represents an initial step in our international expansion plans."
Senior Vice President and CFO Mark Smith also commented, "We expect the Company's strong financial position will be bolstered by improving rig activity levels and pricing, which will give us flexibility to take advantage of additional opportunities. Looking out into fiscal 2022, we have set our initial capex budget to range between $250 and $270 million, representing a substantial sequential increase that tracks with expected activity levels.
"Just prior to our fiscal year end, the Company closed on an upsized $550 million senior notes offering. The notes' coupon of 2.90% represents a record low for a BBB(3) rated 10-year or longer tenor from an oilfield service company. Due to the Company's already strong balance sheet, we were able to take advantage of the historically low interest rate environment, securing low cost, long-term capital and extend our refinancing horizon, which provides us greater financial agility and reduced risk."
John Lindsay concluded, “Those who have worked in this industry know it is resilient, and that it has delivered reliable, affordable energy which has been critical to global progress and prosperity. The industry has made significant progress in reducing the environmental impact of its operational emissions and will continue to do so in the future. At H&P, we are optimistic about the future, and we believe our rigs, digital technology, solid financial position, and the commitment of our people position us to lead the recovery by delivering value-added solutions and services to our customers and partners."

News Release
November 17, 2021
Operating Segment Results for the Fourth Quarter of Fiscal Year 2021
North America Solutions:
This segment had an operating loss of $60.7 million compared to an operating loss of $43.7 million during the previous quarter. The increase in the operating loss was primarily due to impairments related to fair market adjustments for equipment held for sale. Absent the select items(2) for the quarters, this segment's operating loss declined by $4.1 million on a sequential basis.

Operating gross margins(1) decreased by $5.8 million to $69.1 million. Throughout this fiscal year, we prudently managed our expenses and inventory levels, utilizing previously expensed consumable inventory harvested during stacking activities in 2020 rather than fully costed inventory or purchasing new inventory. However, rig activity levels have increased and remain elevated, while previously expensed inventory has been exhausted, causing the need to issue average cost inventory as well as begin purchasing additional inventory to replenish stock levels. This occurrence, along with costs associated with reactivating rigs, adversely impacted operating results during the quarter. Rig reactivation costs were $6.6 million in the fourth fiscal quarter compared to $5.9 million in the third fiscal quarter.

International Solutions:
This segment had an operating loss of $5.7 million compared to an operating loss of $3.5 million during the previous quarter due to higher SG&A expenses associated with the ADNOC Drilling transactions. Operating gross margins(1) improved slightly to a negative $0.4 million from a negative $1.4 million in the previous quarter. Current quarter results included a $0.7 million foreign currency loss primarily related to our South American operations compared to a $0.6 million foreign currency loss in the third quarter of fiscal year 2021.

Offshore Gulf of Mexico:
This segment had operating income of $4.5 million compared to operating income of $5.7 million during the previous quarter. Operating gross margins(1) for the quarter were $7.7 million compared to $9.2 million in the prior quarter.

Operational Outlook for the First Quarter of Fiscal Year 2022

North America Solutions:
•We expect North America Solutions operating gross margins(1) to be between $75-$85 million, which includes approximately $15 million in estimated reactivation costs
•We expect to exit the quarter at between 152-157 contracted rigs

International Solutions:
•We expect International Solutions operating gross margins(1) to be between $(2)-$0 million, exclusive of any foreign exchange gains or losses

Offshore Gulf of Mexico:
•We expect Offshore Gulf of Mexico operating gross margins(1) to be between $6-$8 million

News Release
November 17, 2021

Other Estimates for Fiscal Year 2022
•Gross capital expenditures are expected to be approximately $250 to $270 million; approximately 50% expected for maintenance, including tubular purchases, roughly 35% expected for skidding to walking conversions and approximately 15% for corporate and information technology. Ongoing asset sales include reimbursements for lost and damaged tubulars and sales of other used drilling equipment that offset a portion of the gross capital expenditures and are expected to total approximately $40 million in fiscal year 2022.
•Depreciation for fiscal year 2022 is expected to be approximately $405 million
•Research and development expenses for fiscal year 2022 are expected to be roughly $25 million
•General and administrative expenses for fiscal year 2022 are expected to be approximately $170 million of which roughly $45-$48 million is expected for the first fiscal quarter

Select Items Included in Net Income per Diluted Share

Fourth quarter of fiscal year 2021 net loss of $(0.74) per diluted share included $(0.12) in after-tax losses comprised of the following:

•$0.03 of after-tax gains related to the sale of equipment
•$(0.01) of non-cash after-tax losses related to fair market value adjustments to equity investments
•$(0.01) of non-cash after-tax losses related to an inventory write-down
•$(0.01) of after-tax losses related to restructuring charges
•$(0.02) of after-tax losses related to closing costs associated with the ADNOC Drilling transactions
•$(0.10) of after-tax losses related to the non-cash impairment for fair market value adjustments to equipment that is held for sale

Third quarter of fiscal year 2021 net loss of $(0.52) per diluted share included $0.05 in after-tax gains comprised of the following:

•$0.01 of non-cash after-tax gains from discontinued operations related to adjustments resulting from currency fluctuations
•$0.02 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$0.05 of income tax adjustments related to certain discrete tax items
•$(0.01) of after-tax losses related to the non-cash impairment for fair market value adjustments to decommissioned rigs that are held for sale
•$(0.01) of after-tax losses related to restructuring charges
•$(0.01) of after-tax losses related to the change in the fair values of certain contingent liabilities

Fiscal year 2021 net loss of $(3.04) per diluted share included $(0.44) in after-tax losses comprised of the following:

•$0.05 of income tax adjustments related to certain discrete tax items
•$0.05 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$0.10 of non-cash after-tax gains from discontinued operations related to adjustments resulting from currency fluctuations
•$0.10 of after-tax gains pertaining to the sale of an offshore platform rig and equipment
•$(0.01) of non-cash after-tax losses related to an inventory write-down
•$(0.01) of after-tax losses related to the change in the fair values of certain contingent liabilities
•$(0.02) of after-tax losses related to closing costs associated with the ADNOC Drilling transactions
•$(0.03) of after-tax losses related to restructuring charges
•$(0.17) of after-tax losses pertaining to the sale of excess drilling equipment and spares
•$(0.50) of after-tax losses related to non-cash impairment for fair market value adjustments to decommissioned rigs and equipment that are held for sale

News Release
November 17, 2021

Conference Call

A conference call will be held on Thursday, November 18, 2021 at 11:00 a.m. (ET) with John Lindsay, President and CEO, Mark Smith, Senior Vice President and CFO, and Dave Wilson, Vice President of Investor Relations, to discuss the Company’s fourth quarter fiscal year 2021 results. Dial-in information for the conference call is (800) 895-3361 for domestic callers or (785) 424-1062 for international callers.  The call access code is ‘Helmerich’.  You may also listen to the conference call that will be broadcast live over the Internet by logging on to the Company’s website at http://www.helmerichpayne.com and accessing the corresponding link through the investor relations section by clicking on “Investors” and then clicking on “News and Events - Events & Presentations” to find the event and the link to the webcast.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world.  H&P also develops and implements advanced automation, directional drilling and survey management technologies. At September 30, 2021, H&P's fleet included 236 land rigs in the United States, 30 international land rigs and seven offshore platform rigs. For more information, see H&P online at www.helmerichpayne.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, dividends, budgets, projected costs and plans and objectives of management for future operations are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

We use our Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on our Investor Relations website at www.helmerichpayne.com.

Note Regarding Trademarks.  Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business.  Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig, which may be registered or trademarked in the United States and other jurisdictions.

(1) Operating gross margin is defined as operating revenues less direct operating expenses.
(2) See the corresponding section of this release for details regarding the select items. The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside of the Company's core business operations.
(3) Investment grade rating of BBB+ from S&P Global and Baa1 from Moody's.
(4) Largest in terms of fleet size.

Contact:  Dave Wilson, Vice President of Investor Relations
investor.relations@hpinc.com
(918) 588‑5190

News Release
November 17, 2021

HELMERICH & PAYNE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended			Year Ended
(in thousands, except per share amounts)	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
OPERATING REVENUES
Drilling services	$342,219	$329,774	$205,621	$1,210,800	$1,761,714
Other	1,588	2,439	2,646	7,768	12,213
	343,807	332,213	208,267	1,218,568	1,773,927
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	268,127	255,471	162,518	952,600	1,184,788
Other operating expenses	1,021	1,481	1,491	5,138	5,777
Depreciation and amortization	101,955	104,493	109,587	419,726	481,885
Research and development	5,197	5,610	4,915	21,724	21,645
Selling, general and administrative	51,824	41,719	32,619	172,195	167,513
Asset impairment charge	14,436	2,130	—	70,850	563,234
Restructuring charges	2,070	2,110	552	5,926	16,047
Gain on sale of assets	(3,787)	(3,434)	(27,985)	(1,042)	(46,775)
	440,843	409,580	283,697	1,647,117	2,394,114
OPERATING LOSS FROM CONTINUING OPERATIONS	(97,036)	(77,367)	(75,430)	(428,549)	(620,187)
Other income (expense)
Interest and dividend income	2,029	1,527	753	10,254	7,304
Interest expense	(6,094)	(5,963)	(6,154)	(23,955)	(24,474)
Gain (loss) on investment securities	(1,126)	2,409	(1,395)	6,727	(8,720)
Gain on sale of subsidiary	—	—	—	—	14,963
Other	(2,630)	(970)	(1,673)	(5,657)	(5,384)
	(7,821)	(2,997)	(8,469)	(12,631)	(16,311)
Loss from continuing operations before income taxes	(104,857)	(80,364)	(83,899)	(441,180)	(636,498)
Income tax benefit	(25,323)	(23,659)	(23,253)	(103,721)	(140,106)
Loss from continuing operations	(79,534)	(56,705)	(60,646)	(337,459)	(496,392)
Income from discontinued operations before income taxes	373	1,150	7,905	11,309	30,580
Income tax provision	—	—	6,222	—	28,685
Income from discontinued operations	373	1,150	1,683	11,309	1,895
NET LOSS	$(79,161)	$(55,555)	$(58,963)	$(326,150)	$(494,497)

Basic earnings (loss) per common share:
Loss from continuing operations	$(0.74)	$(0.53)	$(0.57)	$(3.14)	$(4.62)
Income from discontinued operations	—	0.01	0.02	0.10	0.02
Net loss	$(0.74)	$(0.52)	$(0.55)	$(3.04)	$(4.60)

Diluted earnings (loss) per common share:
Loss from continuing operations	$(0.74)	$(0.53)	$(0.57)	$(3.14)	$(4.62)
Income from discontinued operations	—	0.01	0.02	0.10	0.02
Net loss	$(0.74)	$(0.52)	$(0.55)	$(3.04)	$(4.60)

Weighted average shares outstanding (in thousands):
Basic	107,899	107,896	107,484	107,818	108,009
Diluted	107,899	107,896	107,484	107,818	108,009

News Release
November 17, 2021

HELMERICH & PAYNE, INC.
CONSOLIDATED BALANCE SHEETS
	September 30,	September 30,
(in thousands except share data and share amounts)	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$917,534	$487,884
Short-term investments	198,700	89,335
Accounts receivable, net of allowance of $2,068 and $1,820, respectively	228,894	192,623
Inventories of materials and supplies, net	84,057	104,180
Prepaid expenses and other, net	85,928	89,305
Assets held-for-sale	71,453	—
Total current assets	1,586,566	963,327

Investments	135,444	31,585
Property, plant and equipment, net	3,127,287	3,646,341
Other Noncurrent Assets:
Goodwill	45,653	45,653
Intangible assets, net	73,838	81,027
Operating lease right-of-use asset	49,187	44,583
Other assets, net	16,153	17,105
Total other noncurrent assets	$184,831	$188,368

Total assets	$5,034,128	$4,829,621

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	71,996	36,468
Dividends payable	27,332	27,226
Current portion of long-term debt	483,486	—
Accrued liabilities	283,492	155,442
Total current liabilities	866,306	219,136

Noncurrent Liabilities:
Long-term debt, net	541,997	480,727
Deferred income taxes	563,437	650,675
Other	147,757	147,180
Noncurrent liabilities - discontinued operations	2,013	13,389
Total noncurrent liabilities	1,255,204	1,291,971

Shareholders' Equity:
Common stock, $0.10 par value, 160,000,000 shares authorized, 112,222,865 and 112,151,563 shares issued as of September 30, 2021 and 2020, respectively, and 107,898,859 and 107,488,242 shares outstanding as of September 30, 2021 and 2020, respectively	11,222	11,215
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	529,903	521,628
Retained earnings	2,573,375	3,010,012
Accumulated other comprehensive loss	(20,244)	(26,188)
Treasury stock, at cost, 4,324,006 shares and 4,663,321 shares as of September 30, 2021 and 2020, respectively	(181,638)	(198,153)
Total shareholders’ equity	$2,912,618	$3,318,514
Total liabilities and shareholders' equity	$5,034,128	$4,829,621

News Release
November 17, 2021

HELMERICH & PAYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended September 30,
(in thousands)	2021	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(326,150)	$(494,497)	$(33,656)
Adjustment for (income) loss from discontinued operations	(11,309)	(1,895)	1,146
Loss from continuing operations	(337,459)	(496,392)	(32,510)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	419,726	481,885	562,803
Asset impairment charge	70,850	563,234	224,327
Amortization of debt discount and debt issuance costs	1,423	1,817	1,732
Provision for credit loss	203	2,203	2,321
Stock-based compensation	27,858	36,329	34,292
Loss (gain) on investment securities	(6,727)	8,720	54,488
Gain on sale of assets	(1,042)	(46,775)	(39,691)
Gain on sale of subsidiary	—	(14,963)	—
Deferred income tax benefit	(89,752)	(157,555)	(44,554)
Other	13,794	(2,423)	4,431
Changes in assets and liabilities	37,614	162,848	88,174
Net cash provided by operating activities from continuing operations	136,488	538,928	855,813
Net cash used in operating activities from discontinued operations	(48)	(47)	(62)
Net cash provided by operating activities	136,440	538,881	855,751

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(82,148)	(140,795)	(458,402)
Purchase of investments	(417,601)	(134,641)	(97,652)
Payment for acquisition of business, net of cash acquired	—	—	(16,163)
Proceeds from sale of investments	207,716	94,646	98,764
Proceeds from sale of subsidiary	—	15,056	—
Proceeds from asset sales	43,515	78,399	50,817
Advance payment for sale of property, plant and equipment	86,524	—	—
Other	—	(550)	—
Net cash used in investing activities	(161,994)	(87,885)	(422,636)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(109,130)	(260,335)	(313,421)
Proceeds from debt issuance	548,719	—	—
Debt issuance costs	(3,935)	—	(3,912)
Proceeds from stock option exercises	—	4,100	3,053
Payments for employee taxes on net settlement of equity awards	(2,162)	(3,784)	(6,418)
Payment of contingent consideration from acquisition of business	(7,250)	(8,250)	—
Payments for early extinguishment of long-term debt	—	—	(12,852)
Share repurchase	—	(28,505)	(42,779)
Other	(719)	(446)	—
Net cash provided by (used in) financing activities	425,523	(297,220)	(376,329)
Net increase in cash and cash equivalents and restricted cash	399,969	153,776	56,786
Cash and cash equivalents and restricted cash, beginning of period	536,747	382,971	326,185
Cash and cash equivalents and restricted cash, end of period	$936,716	$536,747	$382,971

News Release
November 17, 2021

HELMERICH & PAYNE, INC.
SEGMENT REPORTING
	Three Months Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,
(in thousands, except operating statistics)	2021	2021	2020	2021	2020
NORTH AMERICA SOLUTIONS
Operating revenues	$293,303	$281,132	$149,304	$1,026,364	$1,474,380
Direct operating expenses	224,185	206,172	110,048	773,507	942,277
Segment gross margin (2)	69,118	74,960	39,256	252,857	532,103

Depreciation and amortization	95,177	96,997	101,941	392,415	438,039
Research and development	5,411	5,605	4,828	21,811	20,699
Selling, general and administrative expense	13,866	12,583	10,916	51,089	53,714
Asset impairment charge	14,436	2,130	—	70,850	406,548
Restructuring charges	899	1,388	(232)	3,868	7,005
Segment operating loss	$(60,671)	$(43,743)	$(78,197)	$(287,176)	$(393,902)
Operating Statistics (1):
Average active rigs	124	119	65	107	134
Number of active rigs at the end of period	127	121	69	127	69
Number of available rigs at the end of period	236	242	262	236	262
Reimbursements of "out-of-pocket" expenses	$34,536	$33,282	$6,915	$113,897	$171,455

INTERNATIONAL SOLUTIONS
Operating revenues	$17,308	$15,278	$23,996	$57,917	$144,185
Direct operating expenses	17,741	16,690	25,157	68,672	124,791
Segment gross margin (2)	(433)	(1,412)	(1,161)	(10,755)	19,394

Depreciation	652	573	897	2,013	17,531
Selling, general and administrative expense	4,565	1,346	733	8,028	4,565
Asset impairment charge	—	—	—	—	156,686
Restructuring charges	—	207	683	207	2,980
Segment operating loss	$(5,650)	$(3,538)	$(3,474)	$(21,003)	$(162,368)
Operating Statistics (1):
Average active rigs	6	5	5	5	13
Number of active rigs at the end of period	6	6	5	6	5
Number of available rigs at the end of period	30	32	32	30	32
Reimbursements of "out-of-pocket" expenses	$1,369	$1,152	$3,224	$6,693	$10,099

OFFSHORE GULF OF MEXICO
Operating revenues	$31,488	$33,364	$32,321	$126,399	$143,149
Direct operating expenses	23,797	24,127	27,711	97,249	119,371
Segment gross margin (2)	7,691	9,237	4,610	29,150	23,778

Depreciation	2,420	2,938	3,090	10,557	11,681
Selling, general and administrative expense	729	592	72	2,624	3,365
Restructuring charges	—	—	(8)	—	1,254
Segment operating income	$4,542	$5,707	$1,456	$15,969	$7,478
Operating Statistics (1):
Average active rigs	4	4	5	4	5
Number of active rigs at the end of period	4	4	5	4	5
Number of available rigs at the end of period	7	7	8	7	8
Reimbursement of "out-of-pocket" expenses	$5,985	$8,342	$5,548	$27,388	$30,436
(1) These operating metrics allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results.  Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results.  Beginning in the first quarter of fiscal year 2021, these operating metrics replaced previously used per day metrics. As a result, prior year comparative information is also provided above.
(2) Segment gross margin and operating income/loss have limitations and should not be used as alternatives to revenues, expenses, or operating income/loss, which are performance measures determined in accordance with GAAP.

News Release
November 17, 2021

Segment reconciliation amounts were as follows:

	Three Months Ended September 30, 2021
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions	Other	Eliminations	Total
Operating revenue	$293,303	$31,488	$17,308	$1,708	$—	$343,807
Intersegment	—	—	—	10,235	(10,235)	—
Total operating revenue	$293,303	$31,488	$17,308	$11,943	$(10,235)	$343,807

Direct operating expenses	214,696	18,019	17,320	19,113	—	269,148
Intersegment	9,489	5,778	421	114	(15,802)	—
Total drilling services & other operating expenses	$224,185	$23,797	$17,741	$19,227	$(15,802)	$269,148

	Year Ended September 30, 2021
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions	Other	Eliminations	Total
Operating revenue	$1,026,364	$126,399	$57,917	$7,888	$—	$1,218,568
Intersegment	—	—	—	35,416	(35,416)	—
Total operating revenue	$1,026,364	$126,399	$57,917	$43,304	$(35,416)	$1,218,568

Direct operating expenses	755,193	85,062	67,803	49,680	—	957,738
Intersegment	18,314	12,187	869	384	(31,754)	—
Total drilling services & other operating expenses	$773,507	$97,249	$68,672	$50,064	$(31,754)	$957,738

    Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes gain on sale of assets, corporate selling, general and administrative expenses, corporate restructuring charges, and corporate depreciation. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

News Release
November 17, 2021

The following table reconciles operating income (loss) per the information above to loss from continuing operations before income taxes as reported on the Consolidated Statements of Operations:

	Three Months Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,
(in thousands)	2021	2021	2020	2021	2020
Operating income (loss)
North America Solutions	$(60,671)	$(43,743)	$(78,197)	$(287,176)	$(393,902)
International Solutions	(5,650)	(3,538)	(3,474)	(21,003)	(162,368)
Offshore Gulf of Mexico	4,542	5,707	1,456	15,969	7,478
Other	(8,073)	(4,670)	699	(9,704)	4,403
Eliminations	7,277	(3,298)	—	(1,580)	—
Segment operating loss	$(62,575)	$(49,542)	$(79,516)	$(303,494)	$(544,389)
Gain on sale of assets	3,787	3,434	27,985	1,042	46,775
Corporate selling, general and administrative costs, corporate depreciation and corporate restructuring charges	(38,248)	(31,259)	(23,889)	(126,097)	(122,573)
Operating loss	$(97,036)	$(77,367)	$(75,420)	$(428,549)	$(620,187)
Other income (expense):
Interest and dividend income	2,029	1,527	753	10,254	7,304
Interest expense	(6,094)	(5,963)	(6,154)	(23,955)	(24,474)
Gain (loss) on investment securities	(1,126)	2,409	(1,395)	6,727	(8,720)
Gain on sale of subsidiary	—	—	—	—	14,963
Other	(2,630)	(970)	(1,673)	(5,657)	(5,384)
Total unallocated amounts	(7,821)	(2,997)	(8,469)	(12,631)	(16,311)
Loss from continuing operations before income taxes	$(104,857)	$(80,364)	$(83,889)	$(441,180)	$(636,498)

News Release
November 17, 2021

SUPPLEMENTARY STATISTICAL INFORMATION
Unaudited

U.S. LAND RIG COUNTS & MARKETABLE FLEET STATISTICS

	November 17,	September 30,	June 30,	Q4FY21
	2021	2021	2021	Average
U.S. Land Operations
Term Contract Rigs	82	73	64	67
Spot Contract Rigs	59	54	57	57
Total Contracted Rigs	141	127	121	124
Idle or Other Rigs	95	109	121	116
Total Marketable Fleet	236	236	242	240

H&P GLOBAL FLEET UNDER TERM CONTRACT STATISTICS
Number of Rigs Already Under Long-Term Contracts(*)
(Estimated Quarterly Average — as of 9/30/21)

	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Segment	FY22	FY22	FY22	FY22	FY23	FY23	FY23
U.S. Land Operations	81.9	77.2	55.5	41.9	29.4	7.0	5.5
International Land Operations	1.0	1.0	1.0	1.0	1.0	1.0	1.0
Offshore Operations	—	—	—	—	—	—	—
Total	82.9	78.2	56.5	42.9	30.4	8.0	6.5
(*) All of the above rig contracts have original terms equal to or in excess of six months and include provisions for early termination fees.

News Release
November 17, 2021

SELECT ITEMS(**)

	Three Months Ended September 30, 2021
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net loss (GAAP basis)			$(79,161)	$(0.74)
(-) Gains related to the sale of equipment	$4,348	$810	$3,538	$0.03
(-) Adjustment to future value earn out for acquisitions	$(200)	$(49)	$(151)	$—
(-) Fair market value adjustments to equity investments	$(1,130)	$(246)	$(884)	$(0.01)
(-) Inventory write-down	$(1,714)	$(403)	$(1,311)	$(0.01)
(-) Restructuring charges	$(2,074)	$(499)	$(1,575)	$(0.01)
(-) Closing costs of the ADNOC Drilling transactions	$(2,634)	$(617)	$(2,017)	$(0.02)
(-) Impairment for fair market value adjustments to equipment held for sale	$(14,436)	$(3,562)	$(10,874)	$(0.10)
Adjusted net loss			$(65,887)	$(0.62)

	Three Months Ended June 30, 2021
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net loss (GAAP basis)			$(55,555)	$(0.52)
(-) Adjustment for tax position		$5,777	$5,777	$0.05
(-) Fair market adjustment to equity investments	$2,253	$593	$1,660	$0.02
(-) Gain from discontinued ops. - currency fluctuation adjustments	$1,150	$—	$1,150	$0.01
(-) Restructuring charges	$(2,110)	$(512)	$(1,598)	$(0.01)
(-) Adjustment to future value earnout for acquisitions	$(823)	$(191)	$(632)	$(0.01)
(-) Impairment for fair market value adjustments to decomm. rigs	$(2,131)	$(1,200)	$(931)	$(0.01)
Adjusted net loss			$(60,981)	$(0.57)

	Twelve Months Ended September 30, 2021
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net loss (GAAP basis)			$(326,150)	$(3.04)
(-) Gain from discontinued ops. - currency fluctuation adjustments	$10,936	$—	$10,936	$0.10
(-) Fair market adjustment to equity investments	$6,572	$1,545	$5,027	$0.05
(-) Adjustment for tax position	$—	$(5,777)	$5,777	$0.05
(-) Losses related to an inventory write-down	$(1,714)	$(403)	$(1,311)	$(0.01)
(-) Adjustment to future value earn out for acquisitions	$(1,023)	$(240)	$(783)	$(0.01)
(-) Losses related to closing costs associated with the ADNOC Drilling transaction	$(2,637)	$(620)	$(2,017)	$(0.02)
(-) Restructuring charges	$(5,930)	$(1,393)	$(4,537)	$(0.03)
(-) Net loss on the sale of excess drilling equipment and spares	$(9,493)	$(2,231)	$(7,262)	$(0.07)
(-) Impairment for fair market value adjustments to equipment held for sale	$(70,850)	$(16,650)	$(54,200)	$(0.50)
Adjusted net loss			$(277,780)	$(2.60)

(**)The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.